Exhibit 99.1

Contacts:	Debbie Walery	Stephanie Wakefield
	Public Relations	Senior Director, Investor Relations
	+ 1 650 385 5735	+1 650 385 5261
	dwalery@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS RECORD 2008 REVENUES OF $455.7 MILLION WITH
16% ANNUAL GROWTH
Achieves Annual Operating Margin Increase of Over 400 Basis Points
REDWOOD CITY, Calif., January 29, 2009 — Informatica Corporation (NASDAQ: INFA), the leading independent provider of enterprise data integration software and services, today announced financial results for the fourth quarter and the year ended December 31, 2008.
     Revenues for the fourth quarter of 2008 were $124.4 million, up nine percent from the $113.9 million recorded in the fourth quarter of 2007. License revenues for the fourth quarter were $57.2 million, up four percent from the $54.9 million recorded in the fourth quarter of 2007. Income from operations for the fourth quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $39.5 million, up 98 percent from $20.0 million in the fourth quarter of 2007. As a result of currency fluctuations, total revenues for the fourth quarter of 2008 were negatively impacted by $5.6 million and GAAP income from operations was negatively impacted by $1.6 million. GAAP net income for the fourth quarter of 2008 was $19.9 million or $0.21 per diluted share, in comparison to $20.6 million or $0.21 per diluted share in the fourth quarter of 2007. Fourth quarter 2008 results reflect a tax rate that tripled in comparison to the fourth quarter of 2007. For the three-month periods ended December 31, 2007 and December 31, 2008, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $1.1 million of interest and convertible notes issuance cost amortization, net of income taxes.
     Non-GAAP income from operations for the fourth quarter of 2008 was $35.6 million, up 41 percent from $25.2 million in the fourth quarter of 2007. Non-GAAP net income for the fourth quarter of 2008 was $23.5 million or $0.24 per diluted share, in comparison to $24.7 million or $0.25 per diluted share in the fourth quarter of 2007. Non-GAAP income from operations and non-GAAP net income exclude charges and benefits related to purchased in-

process research and development, share-based payments, facilities restructurings, the amortization of acquired technology and intangible assets, patent-related litigation proceeds net of patent contingency accruals, and accruals for certain income tax audit contingencies. A reconciliation of GAAP results to non-GAAP results is included below.
     For the year ended December 31, 2008, revenues were $455.7 million, an increase of 16 percent from the $391.3 million recorded in 2007. License revenues for the year 2008 were $195.8 million, up 12 percent from $175.3 million for the year 2007. GAAP income from operations for 2008 was $84.2 million, up 78 percent from $47.4 million for 2007. GAAP net income for the year 2008 was $56.0 million or $0.58 per diluted share, in comparison to $54.6 million or $0.57 per diluted share for the year 2007. Full-year 2008 results reflect a tripling of the tax rate compared to 2007. Non-GAAP income from operations for the year of 2008 was $101.2 million, up 43 percent from $70.6 million for the year 2007. Non-GAAP net income for 2008 was $74.8 million or $0.76 per diluted share, in comparison to $73.5 million or $0.75 per diluted share in 2007. For the year 2008, the impact of currency fluctuations was more modest, positively affecting total revenues by $2.4 million and negatively impacting GAAP income from operations by $0.9 million. For the years ended December 31, 2007 and December 31, 2008, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $4.3 million in 2008 and $4.4 million in 2007 of interest and convertible notes issuance cost amortization, net of income taxes. Non-GAAP income from operations and non-GAAP net income exclude charges and benefits related to purchased in-process research and development, share-based payments, facilities restructurings, the amortization of acquired technology and intangible assets, patent-related litigation proceeds net of patent contingency accruals, and accruals for certain income tax audit contingencies.
     “We are pleased with the record quarterly operating results that rounded out our fourth consecutive record year.  Our results, with a more than 400 basis point increase in annual operating margins, again demonstrate the operational discipline of the Informatica team to navigate the economic turmoil,” said Sohaib Abbasi, chairman and CEO of Informatica. “We are well prepared to pursue our strategy and continue to focus on operating income in the quarters to come.”

Significant milestones achieved since October 2008 include:
•	Signed repeat business with 279 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included American Electric Power, Hudson’s Bay Company, Norwich Union, Sanofi Pasteur, Thomson Financial, and Unum Group.

•	Added 84 new customers. Informatica increased its customer base this quarter to 3,452 companies. New customers include Aspen Marketing Services, Alberta Cancer Board, Banque Accord, Fundação Dos Economiarios Federais, National Board of Medical Examiners, Schneider Electric Industries, and Vektis.

•	Added two industry veterans to Informatica’s board of directors. Mark Garrett, chief financial officer of Adobe Systems, and Gerald Held, a 30-year industry veteran and database pioneer, joined Informatica’s board of directors. Garrett will serve as a member of the Informatica audit committee. Held will serve as a member of the Informatica compensation and strategy committees.

•	Reached milestone with 50 OEM partners. Informatica continued to expand OEM partnerships in the traditional enterprise software solutions arena, as well as in the emergent cloud computing category. Informatica’s cloud computing partners include: iPartners, Responsys, Revionics, SignalDemand, and Zyme Solutions.

•	Announced alliance agreement with pre-eminent technology leader in Japan, NEC Corporation. Under this agreement, NEC will market PowerCenter in Japan under its own brand, Infoframe Data Coordinator Solution Suite, supported by a dedicated engineering team.

•	Launched industry’s first On Demand Data Synchronization Service for cloud computing. Informatica provides Salesforce CRM administrators with a simple self-service capability to expedite time to value from CRM implementations, while reducing reliance on IT. The new service automates the steps required to ensure that on-premise data is kept consistent and current with data in Salesforce CRM and the Force.com platform.

•	Recognized as one of the “Companies to Watch” in 2009. Leading industry publication, Intelligent Enterprise recognized Informatica as one of the companies leading the way in innovation and business optimization. Informatica is acknowledged for helping smart enterprises make the most of technology in the challenging economy to maximize financial and operational performance.

•	Named a finalist for two customer services awards in the 3rd annual Stevie Awards. The world’s premier business awards recognised Informatica in the Customer Service Department of the Year and The Best Use of Technology in Customer Service categories. The Stevie Awards honor and generate public recognition for the accomplishments of sales and customer service professionals worldwide.
Conference Call and Webcast
Informatica will discuss its fourth quarter and full-year 2008 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 16059547.
About Informatica
Informatica Corporation (NASDAQ: INFA) is the leading independent provider of enterprise data integration software and services. With Informatica, organizations can gain greater business value by integrating their information assets across the enterprise. More than 3,400 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of varying complexity and scale. For more information, call +1 650 385 5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
GAAP Net income	$19,872	$20,620	$55,980	$54,616

Plus:
Amortization of acquired technology	1,271	619	4,125	2,794
Amortization of intangible assets	1,718	362	4,575	1,441
Facilities restructuring charges	254	(64)	3,018	3,014
Purchased in-process research and development	—	—	390	—
Share-based payments	4,337	4,300	16,321	15,971
Patent related litigation proceeds net of patent contingency accruals	(11,495)	—	(11,495)	—
Accruals for certain income tax audit contingencies	5,000	—	5,000	—
Tax benefits of amortization of intangible assets and restructuring charges	(1,206)	(358)	(4,427)	(1,173)
Tax benefits of purchased in-process research and development	—	—	(152)	—
Tax benefits of share-based payments	(780)	(744)	(3,024)	(3,119)
Tax effect of patent related litigation proceeds net of patent contingency accruals	4,483	—	4,483	—

Non-GAAP Net income	$23,454	$24,735	$74,794	$73,544

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Diluted net income per share: *
Diluted GAAP Net income per share	$0.21	$0.21	$0.58	$0.57

Plus:
Amortization of acquired technology	0.01	0.01	0.04	0.03
Amortization of intangible assets	0.02	—	0.04	0.01
Facilities restructuring charges	—	—	0.03	0.03
Purchased in-process research and development	—	—	—	—
Share-based payments	0.04	0.04	0.16	0.15
Patent related litigation proceeds net of patent contingency accruals	(0.11)	—	(0.11)	—
Accruals for certain income tax audit contingencies	0.05	—	0.05	—
Tax benefits of amortization of intangible assets and restructuring charges	(0.01)	—	(0.04)	(0.01)
Tax benefits of share-based payments	(0.01)	(0.01)	(0.03)	(0.03)
Tax effect of patent related litigation proceeds net of patent contingency accruals	0.04	—	0.04	—

Diluted Non-GAAP Net income per share	$0.24	$0.25	$0.76	$0.75

Shares used in computing diluted GAAP Net income per share	101,767	103,452	103,278	103,252
Shares used in computing diluted Non-GAAP Net income per share	101,957	104,332	103,937	103,942

*	Diluted EPS is calculated under the “if converted” method for the three months and the years ended December 31, 2008 and 2007. This includes the add-back of interest and convertible notes issuance cost amortization, net of income taxes of $1.1 million each for both three-month periods, and $4.3 million and $4.4 million for the years ended December 31, 2008 and 2007, respectively.
Non-GAAP Financial Information
     To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income, income from operations and net income per share. These measures are adjusted to exclude the charges and expenses discussed above. The Company believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends, and marketplace performance. Informatica believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income, income from operations or net income per share prepared in accordance with GAAP in the U.S.
Forward Looking Statements
This press release contains forward-looking statements relating to Informatica’s opportunity for growth in the data integration market and expected benefits to our customers and products. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release.  The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing, and other resources; (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general; and (3) lack of control regarding our strategic partners’ devotion of adequate resources to promote, sell, implement, and support our products,   Additional risks and uncertainties are included under the caption “Risk Factors” in Informatica’s report on Form 10-K for the year ended December 31, 2007 and 10-Q for the quarter ended September 30, 2008, which are on file with the SEC and is available on the Company’s investor relations website at http://www.informatica.com/.  All information provided in this release is as of January 29, 2009 and Informatica undertakes no duty to update this information.
###
Note: Informatica and PowerCenter are registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues:
License	$57,191	$54,928	$195,769	$175,318
Service	67,221	58,949	259,930	215,938

Total revenues	124,412	113,877	455,699	391,256

Cost of revenues:
License	979	1,175	3,291	3,693
Service	18,718	18,746	80,287	69,174
Amortization of acquired technology	1,271	619	4,125	2,794

Total cost of revenues	20,968	20,540	87,703	75,661

Gross profit	103,444	93,337	367,996	315,595

Operating expenses:
Research and development	18,038	17,740	72,522	69,908
Sales and marketing	44,919	45,674	177,339	158,298
General and administrative	10,484	9,647	37,411	35,531
Amortization of intangible assets	1,718	362	4,575	1,441
Facilities restructuring charges	254	(64)	3,018	3,014
Purchased in-process research and development	—	—	390	—
Patent related litigation proceeds net of patent contingency accruals	(11,495)	—	(11,495)	—

Total operating expenses	63,918	73,359	283,760	268,192

Income from operations	39,526	19,978	84,236	47,403
Interest income and other, net	914	4,910	7,737	15,237

Income before income taxes	40,440	24,888	91,973	62,640
Income tax provision	20,568	4,268	35,993	8,024

Net income	$19,872	$20,620	$55,980	$54,616

Basic net income per common share	$0.23	$0.24	$0.64	$0.63

Diluted net income per common share (1)	$0.21	$0.21	$0.58	$0.57

Shares used in computing basic net income per common share	87,178	87,465	88,109	87,164

Shares used in computing diluted net income per common share	101,767	103,452	103,278	103,252

(1)	Diluted EPS is calculated under the “if converted” method for the three months and the years ended December 31, 2008 and 2007. This includes the add-back of interest and convertible notes issuance cost amortization, net of income taxes of $1.1 million each for both three-month periods, and $4.3 million and $4.4 million for the years ended December 31, 2008 and 2007, respectively.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$179,874	$203,661
Short-term investments in marketable securities	281,055	281,197
Accounts receivable, net of allowances of $2,558 in 2008 and $1,299 in 2007	87,492	72,643
Deferred tax assets	22,336	18,294
Prepaid expenses and other current assets	12,498	14,693

Total current assets	583,255	590,488

Restricted cash	—	12,122
Property and equipment, net	9,063	10,124
Goodwill and intangible assets, net	253,292	179,315
Long-term deferred tax assets	7,294	462
Other assets	10,208	6,133

Total assets	$863,112	$798,644

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and other current liabilities	$71,282	$62,791
Accrued facilities restructuring charges	19,529	18,007
Deferred revenues	120,892	99,415

Total current liabilities	211,703	180,213

Convertible senior notes	221,000	230,000
Accrued facilities restructuring charges, less current portion	44,939	56,235
Long-term deferred revenues	8,847	13,686
Long-term income taxes payable	20,668	5,968

Stockholders’ equity	355,955	312,542

Total liabilities and stockholders’ equity	$863,112	$798,644

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended
	December 31,
	2008	2007
	(Unaudited)
Operating activities:
Net income	$55,980	$54,616
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,618	10,507
Allowance for doubtful accounts	1,268	215
Gain on early extinguishment of debt	(1,015)	—
Share-based payments	16,321	15,971
Deferred income taxes	(10,874)	(20,974)
Tax benefits from stock option plans	9,907	12,215
Excess tax benefits from share-based payments	(5,094)	(5,492)
Amortization of intangible assets and acquired technology	8,700	4,235
In-process research and development	390	—
Non-cash facilities restructuring charges	3,018	3,014
Other non-cash items	(20)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,959)	(6,982)
Prepaid expenses and other assets	3,298	(1,974)
Accounts payable and other current liabilities	2,246	7,080
Income taxes payable	13,210	1,291
Accrued facilities restructuring charges	(12,628)	(12,419)
Deferred revenues	15,529	20,702

Net cash provided by operating activities	99,895	82,005

Investing activities:
Purchases of property and equipment	(4,728)	(5,926)
Purchases of investments	(468,880)	(462,566)
Purchase of investment in equity interest	(3,000)	—
Purchase of patent	(1,300)	—
Maturities and sales of investments	470,005	462,115
Business acquisitions, net of cash acquired	(86,980)	—
Transfer from restricted cash	12,016	—

Net cash used in investing activities	(82,867)	(6,377)

Financing activities:
Net proceeds from issuance of common stock	27,582	27,700
Repurchases and retirement of common stock	(56,996)	(28,943)
Repurchases of convertible senior notes	(7,774)	—
Excess tax benefits from share-based payments	5,094	5,492

Net cash provided by (used in) financing activities	(32,094)	4,249

Effect of foreign exchange rate changes on cash and cash equivalents	(8,721)	3,293

Net increase (decrease) in cash and cash equivalents	(23,787)	83,170
Cash and cash equivalents at beginning of the year	203,661	120,491

Cash and cash equivalents at end of the year	$179,874	$203,661

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2008			December 31, 2007
	GAAP	Adjustments(1)	Non-GAAP	GAAP	Adjustments(1)	Non-GAAP
Revenues:
License	$57,191	$—	$57,191	$54,928	$—	$54,928
Service	67,221	—	67,221	58,949	—	58,949

Total revenues	124,412	—	124,412	113,877	—	113,877

Cost of revenues:
License	979	—	979	1,175	—	1,175
Service	18,718	(489)	18,229	18,746	(395)	18,351
Amortization of acquired technology	1,271	(1,271)	—	619	(619)	—

Total cost of revenues	20,968	(1,760)	19,208	20,540	(1,014)	19,526

Gross profit	103,444	1,760	105,204	93,337	1,014	94,351

Operating expenses:
Research and development	18,038	(1,067)	16,971	17,740	(945)	16,795
Sales and marketing	44,919	(1,461)	43,458	45,674	(1,406)	44,268
General and administrative	10,484	(1,320)	9,164	9,647	(1,554)	8,093
Amortization of intangible assets	1,718	(1,718)	—	362	(362)	—
Facilities restructuring charges	254	(254)	—	(64)	64	—
Patent related litigation proceeds net of patent contingency accruals	(11,495)	11,495	—	—	—	—

Total operating expenses	63,918	5,675	69,593	73,359	(4,203)	69,156

Income from operations	39,526	(3,915)	35,611	19,978	5,217	25,195
Interest income and other, net	914	—	914	4,910	—	4,910

Income before income taxes	40,440	(3,915)	36,525	24,888	5,217	30,105
Income tax provision	20,568	(7,497)	13,071	4,268	1,102	5,370

Net income	$19,872	$3,582	$23,454	$20,620	$4,115	$24,735

Net income per share:
Basic	$0.23		$0.27	$0.24		$0.28

Diluted (2)	$0.21		$0.24	$0.21		$0.25

Weighted shares used to compute net income per share:
Basic	87,178		87,178	87,465		87,465

Diluted	101,767	190	101,957	103,452	880 (3)	104,332

(1)	The following table summarizes the Non-GAAP adjustments for the respective periods presented:

	Three Months Ended
	December 31,
	2008	2007
Net income, GAAP basis	$19,872	$20,620
Amortization of acquired technology	1,271	619
Amortization of intangible assets	1,718	362
Facilities restructuring charges	254	(64)
Share-based payments	4,337	4,300
Patent related litigation proceeds net of patent contingency accruals	(11,495)	—
Accruals for certain income tax audit contingencies	5,000	—
Tax benefits for amortization of intangible assets and restructuring charges	(1,206)	(358)
Tax benefits of share-based payments	(780)	(744)
Tax effect of patent related litigation proceeds net of patent contingency accruals	4,483	—

Net income, Non-GAAP basis	$23,454	$24,735

(2)	Diluted EPS is calculated under the “if converted” method for the three months ended December 31, 2008 and 2007. This includes the add-back of $1.1 million each of interest and convertible notes issuance cost amortization, net of income taxes for both periods.

(3)	Anti-diluted shares generated from the unrecognized share-based payments under the “treasury stock method” have been added back to the non-GAAP diluted weighted shares due to non-GAAP results excluding the share-based payments.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Year Ended			Year Ended
	December 31, 2008			December 31, 2007
	GAAP	Adjustments(1)	Non-GAAP	GAAP	Adjustments(1)	Non-GAAP
Revenues:
License	$195,769	$—	$195,769	$175,318	$—	$175,318
Service	259,930	—	259,930	215,938	—	215,938

Total revenues	455,699	—	455,699	391,256	—	391,256

Cost of revenues:
License	3,291	—	3,291	3,693	—	3,693
Service	80,287	(2,023)	78,264	69,174	(1,670)	67,504
Amortization of acquired technology	4,125	(4,125)	—	2,794	(2,794)	—

Total cost of revenues	87,703	(6,148)	81,555	75,661	(4,464)	71,197

Gross profit	367,996	6,148	374,144	315,595	4,464	320,059

Operating expenses:
Research and development	72,522	(4,110)	68,412	69,908	(3,751)	66,157
Sales and marketing	177,339	(5,396)	171,943	158,298	(5,796)	152,502
General and administrative	37,411	(4,792)	32,619	35,531	(4,754)	30,777
Amortization of intangible assets	4,575	(4,575)	—	1,441	(1,441)	—
Facilities restructuring charges	3,018	(3,018)	—	3,014	(3,014)	—
Purchased in-process research and development	390	(390)	—	—	—	—
Patent related litigation proceeds net of patent contingency accruals	(11,495)	11,495	—	—	—	—

Total operating expenses	283,760	(10,786)	272,974	268,192	(18,756)	249,436

Income from operations	84,236	16,934	101,170	47,403	23,220	70,623
Interest income and other, net	7,737	—	7,737	15,237	—	15,237

Income before income taxes	91,973	16,934	108,907	62,640	23,220	85,860
Income tax provision	35,993	(1,880)	34,113	8,024	4,292	12,316

Net income	$55,980	$18,814	$74,794	$54,616	$18,928	$73,544

Net income per share:
Basic	$0.64		$0.85	$0.63		$0.84

Diluted (2)	$0.58		$0.76	$0.57		$0.75

Weighted shares used to compute net income per share:
Basic	88,109		88,109	87,164		87,164

Diluted	103,278	659 (3)	103,937	103,252	690 (3)	103,942

(1)	The following table summarizes the Non-GAAP adjustments for the respective periods presented:

	Years Ended
	December 31,
	2008	2007
Net income, GAAP basis	$55,980	$54,616
Amortization of acquired technology	4,125	2,794
Amortization of intangible assets	4,575	1,441
Facilities restructuring charges	3,018	3,014
Purchase in-process research and development	390	—
Share-based payments	16,321	15,971
Patent related litigation proceeds net of patent contingency accruals	(11,495)	—
Accruals for certain income tax audit contingencies	5,000	—
Tax benefits for amortization of intangible assets and restructuring charges	(4,427)	(1,173)
Tax benefits of purchased in-process research and development	(152)	—
Tax benefits of share-based payments	(3,024)	(3,119)
Tax effect of patent related litigation proceeds net of patent contingency accruals	4,483	—

Net income, Non-GAAP basis	$74,794	$73,544

(2)	Diluted EPS is calculated under the “if converted” method for the years ended December 31, 2008 and 2007. This includes an add-back of $4.3 million and $4.4 million of interest and convertible notes issuance cost amortization, net of income taxes for the above periods, respectively.

(3)	Anti-diluted shares generated from the unrecognized share-based payments under the “treasury stock method” have been added back to the non-GAAP diluted weighted shares due to non-GAAP results excluding the share-based payments.